Exhibit 99.1

April 2005 Pension Overview

Safe Harbor Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward- looking statements. Important factors that could cause such differences include, among others, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to customer acceptance or competition, customer retention levels, unexpected volume declines, loss of key customers in the Supply Chain Solutions segment, the possibility that changes in customers' business environments will limit their ability to commit to long-term vehicle leases, changes in market conditions affecting the commercial rental market or the sale of used vehicles, increased competition from vehicle manufacturers and large service providers, higher borrowing costs and possible decreases in available funding sources caused by adverse changes in debt ratings, changes in accounting assumptions, adequacy of accounting accruals, changes in general economic conditions, availability of heavy- and medium duty vehicles, increases in fuel prices, availability of qualified drivers, the Company's ability to create operating synergies in connection with its acquisitions, our ability to manage our cost structure and changes in government regulations, including regulations regarding vehicle emissions, drivers' hours of service and security regulations issued by the Department of Homeland Security. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risks factors or to assess the impact of such risks on the Company's business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Provide clarity to the main components and drivers of pension expense: generally and specific to Ryder Provide insight into the factors which create funding requirements: generally and specific to Ryder Provide information on Ryder's U.S. pension funding status, pension asset returns and asset allocation strategies Provide information on estimated future cash funding requirements Provide information on estimated 2005 pension costs, go-forward sensitivity guides and drivers of changes in 2005 pension costs Provide information on equity charge as a result of under-funded status Purpose of Overview

Accounting Fundamentals Page 5 Pension Funded Status Page 9 Pension Investment Strategies and Results Page 16 Pension Contribution Requirements Page 20 Pension Expense Page 23 Additional Minimum Liability Page 35 Conclusions Page 40 Contents

Accounting Fundamentals

Guiding literature - SFAS 87 "Employers' Accounting for Pensions" and SFAS 88 re: Settlements and Curtailments of Pension Plans Delayed Recognition - changes in pension obligation and the value of net assets are recognized systematically and gradually over future periods Net Reporting of Expense - consequences of events and transactions (compensation element, interest cost, investment return) are recorded as a single net expense Offsetting of Assets and Liabilities - value of assets (includes contributions plus returns) contributed and liabilities to participants shown net on the balance sheet Assumptions-Based Expense Calculation - discount rate, pension earnings rate, salary progression rate, retirement and mortality rate Accounting Fundamentals

Pension Assumptions Discount Rate - rate that discounts expected future cash benefit payments to a present value. • Rate considered in determining 2005 pension expense of our primary U.S. Plan was 5.9% vs. 6.0% in 2004. • Prior year rate was benchmarked to Aa-rated 20-year industrial corporate bond rates. • In order to provide a more accurate estimate of the discount rate relevant to our primary U.S. Plan, rate used to produce our 2004 pension liability valuation and 2005 pension expense was based on the return from a hypothetical portfolio of bonds which could be purchased to fund the expected benefit payments underlying the liability. This method resulted in a discount rate of 5.9%, approximately 0.15% higher than the rate which would have been produced by using our prior year method. Pension Earnings Rate - long-term expected rate of return on assets which reflects target asset allocation, historical asset class returns and expected reinvestment rates. • Rate considered in determining 2005 pension expense for our primary U.S. Plan of 8.5% is unchanged from prior year. • Rate includes impact of investment management and other fees. Accounting Fundamentals

Pension Assumptions Salary Progression Rate - annual rate of growth based on expected compensation until retirement, including all salary increase components (merit, promotion, equity, overtime and inflation). • Rate used to produce our 2004 pension liability valuation and 2005 pension expense, for our primary U.S. plan, was reduced from 5.0% to 4.0% based on actuarial review of historical experience. Retirement and Mortality Rate - retirement rate based on actual plan experience; mortality rate based on standard actuarial tables. • Mortality assumptions used to produce our 2004 pension liability valuation and 2005 pension expense, for our primary U.S. plan, were updated to reflect more current actuarial tables. Accounting Fundamentals

Funded Status

Actuarial Assumptions U.S. Plan: 2004 2003 2002 Discount rate 5.90% 6.00% 6.50% Salary progression rate 4.00% 5.00% 5.00% Funded Status Delayed recognition drives future volatility Ryder System, Inc. and Subsidiaries Funded Status and Balance Sheet Impact of Pension

Consolidated Funded Status Funded Status

(1) Actual return on plan assets was approximately 11% for 2004. Includes $50 million of contributions for 2004. (2) Discount rate was 5.90% at 12/31/04 (6.00% at 12/31/03). U.S. Qualified Pension Plan Funded Status

Pension Assets Under Ryder's application of SFAS 87, pension assets are measured at the end of each reporting year (December 31) • Point-in-time valuation • Reflects fair market value • Not market-related (smoothed) value which is another accepted method under FAS 87 The fair market value of pension assets changes from year to year as a result of the following items: • Actual returns earned on plan assets • Contributions to the plan • Benefit payments to retirees • Payment of plan expenses Funded Status

Pension Liabilities Projected Benefit Obligation (PBO) measures the present value of expected future benefit payments to plan participants including future salary increases • Point-in-time valuation • Based on service to date of valuation • Based on selected discount rate • Sensitive to small changes in the discount rate Discount rate is based on the return from a hypothetical portfolio of high quality corporate bonds which could be purchased to fund the expected benefit payments underlying the liability Future benefit payments are based on current plan provisions and are impacted by the following assumptions: • Salary progression rate • Retirement age • Mortality, Disability, Turnover, etc. Funded Status

Historical Funded Status-U.S. Only 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 Funded Status 90 109 108 106 120 125 158 128 100 77 83 87 % Funded Note: All years as of 12/31 Funded Status

Pension Investment Strategies and Results

The purpose of the pension fund is to accumulate sufficient assets to meet the Plan's future payment obligations (liabilities) Assets are accumulated largely through investment returns; investment returns are maximized through proper asset allocation; asset allocation is structured to produce the required long-term returns within a risk-controlled framework Allocation of assets is largely a function of the time horizon of future liability payments and the expected return/risk characteristics of the various asset classes Pension Investment Strategies & Results

Ryder's U.S. Pension asset allocation and approved ranges* as of 12/31/04 are as follows: Dec 2004 Target Allocation Range U.S. Equity 49% 42% - 52% Non-U.S. Equity 13% 8% - 18% U.S. Fixed Income 20% 16% - 26% Tactical Asset Allocation (TAA**) 15% 10% - 20% Venture Capital (fund of funds) 2% 0% - 5% Cash <1% 100% * Asset allocation ranges are approved by the Ryder Investment Committee ** The TAA account is currently invested 100% in U.S. equity (S&P 500 Index Funds). Investment allocations are subject to change in the future Asset Allocation Strategy Pension Investment Strategies & Results

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 Annual Asset Return 11.7 0.5 28.9 14.1 22.7 17.6 18.1 -3.3 -6.9 -13.7 23.9 11.4 Expected Long Term Return on Assets 8.5 8.5 8.5 8.5 9.5 9.5 9.5 9.5 9.25 8.75 8.5 8.5 Rolling 10-Year Annualized Asset Return 11.6 11.6 12 12.3 14.2 14.2 14.7 14.2 10.5 8.1 9.26 10.4 10-Year Asset Return History 8.5 8.5 Returns (%) Pension Investment Strategies & Results Returns (%)

Pension Contribution Requirements

Pension Contribution Annual U.S. cash contribution requirements are determined by two sets of rules under the Employee Retirement Income Security Act (ERISA) ERISA Minimum Funding Requirements - sufficient contributions to cover normal costs for the period and the amount needed to amortize past unfunded liability as well as increases or decreases in the unfunded past service liability Pension Benefit Guarantee Corporation - variable premium requirements based on funding status Contribution requirements are determined primarily by the following factors: Actual return on plan assets Discount rate applied to expected plan payouts Salary growth, retirement age and turnover The Internal Revenue Code allows annual tax deductible contributions greater than ERISA minimum funding requirements, thus a range of contributions is possible

Under ERISA minimum funding rules, Ryder is not required to make a contribution until late 2006. Ryder may elect to make a voluntary contribution prior to late 2006. Present value of pre-tax required U.S. minimum contributions over the next 5 years is estimated to be $80 million assuming an 8.50% long-term return on assets. Assumes all other assumptions remain unchanged. Ryder may elect to make voluntary contributions earlier than required and in amounts greater than the minimum requirements. Pension Contribution

Pension Expense

Pension Expense Consolidated Pension Expense History

Detail of Consolidated Pension Expense History Pension Expense

Service cost is determined as the actuarial present value of benefits for employee service during the period Amount is impacted by : 1) Discount Rate 2) Number of employees 3) Expected lives / retirement period of employees Service Cost Pension Expense

Interest cost represents the increase in the projected benefit obligation due to the passage of time Amount is measured by accrual of interest cost at assumed discount rate Interest Cost Pension Expense

Return on Plan assets represents the assumed change in the fair value of Plan assets during the year, after considering plan contributions and distributions Average long-term expected rate of return for recent periods : 1997-2000 9.50% 2001 9.25% 2002 8.75% 2003-2004 8.50% Expected Return on Assets Pension Expense

Actuarial gains or losses include changes in pension assets or obligations resulting from experience different than that assumed or changes in assumptions G/L recognized over time G/L recognition is subject to a "corridor" which is generally 10% of the greater of pension obligations ($1.3 billion at 12/31/04) or assets ($1.1 billion at 12/31/04) Corridor at 12/31/04 was $133.0 million Ryder recognizes gains and losses over average remaining service period of active employees expected to receive benefits under the plan (8.6 years in 2004) Actuarial Gain / Loss Pension Expense

Prior Service Cost represents the cost of retroactive benefits granted in a Plan amendment Recognized over the anticipated future service period of employees affected Prior Service Cost Pension Expense

Sensitivity Analysis - U.S. Qualified Plan ? ? ? ? ? ? Pension Expense ? ?

2005 Expectations - U.S. Qualified Plan Pension Expense

2005 Expectations- Consolidated Pension Expense Pension Expense

Drivers of the Change in 2005 Consolidated Pension Expense Pension Expense

Additional Minimum Liability

Additional Minimum Liability SFAS 87 requires an additional liability be recognized for unfunded accumulated benefit obligation (ABO) that exceeds balance sheet liability for accrued pension cost Unfunded ABO = ABO exceeds fair value of plan assets Point-in-time calculation in conjunction with actuarial valuation (December 31 for Ryder) ABO is the present value of benefits attributed to employee service rendered to date based on current and past compensation levels Differs from PBO in that ABO includes no assumption about future compensation levels

If an additional liability is required to be recognized, the offset is as follows: First - Intangible asset to the extent that unrecognized prior service costs exist (intangible asset not subject to amortization) Second - Charge to equity (net of tax) for any remaining balance Recording an additional liability does not affect earnings Additional Minimum Liability

Negative asset returns from 2000 - 2002 plus a declining interest rate environment have led to an unfunded ABO since 12/31/02 and a required minimum liability of $309 million at 12/31/04 Required charge to equity of $189 million (net of tax) as a result of unfunded minimum liability accrual Equity charge is included in debt covenant calculations; Ryder continues to be in compliance with debt covenants Impact to Ryder Additional Minimum Liability

Additional Minimum Liability Balance Sheet

Conclusions

Pension expense is sensitive to differences between expected long-term asset returns versus actual returns as well as discount rate changes Difference between actual and expected asset returns and the impact of discount rate changes are required to be amortized in order to smooth recognition of gains and losses Plan contributions can lower pension expense Pension expense for our primary U.S. plan is expected to decrease in 2005 versus 2004 Asset returns in excess of assumed return rates, reduced salary growth assumption and historically large pension contribution ($50 million) in 2004 more than offset the impact of declining interest rates and more conservative mortality assumption Conclusions

Funded status at year end 2004 remains negative but improved versus 2003 Minimum pension funding requirements are manageable relative to free cash flow An unfunded minimum liability results in a charge to equity Pension charge to equity does not affect earnings or compliance with debt covenants Conclusions